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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

                                  March 1, 2001
                Date of Report (date of Earliest Event Reported)


                               I-LINK INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)


           FLORIDA                        0-17973               59-2291344
(State or Other Jurisdiction of    (Commission File No.)     (I.R.S. Employer
 Incorporation or Organization)                             Identification No.)



         13571 South Wadsworth Park Drive, Suite 200, Draper, Utah 84020
              (Address of principal executive offices and zip code)


                                 (801) 576-5000
              (Registrant's telephone number, including area code)


                                 not applicable
          (Former name or former address, if changed from last report)

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Item 2.  Acquisition or Disposition of Assets

Warrant Exchange Transaction

         On March 1, 2001 I-Link Incorporated, a Florida corporation ("I-Link" or the "Company") entered into a Warrant Exchange Agreement (the "Agreement") with Winter Harbor, LLC, a Delaware limited liability company ("Winter Harbor"). Pursuant to the terms and provisions of this Agreement, Winter Harbor agreed to assign, transfer, convey and deliver to I-Link warrants to acquire 33,540,000 shares of common stock of I-Link beneficially owned by Winter Harbor in exchange for the issuance by I-Link to Winter Harbor of 5,000,000 shares of I-Link's common stock, par value $.007 per share (the "Consideration").

         As a result of this warrant exchange, Winter Harbor is no longer the principal beneficial owner of the Company's outstanding capital stock as the term "beneficial owner" is defined in Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Senior Convertible Loan and Security Agreement

         On March 1, 2001 I-Link entered into a certain Senior Convertible Loan and Security Agreement (the "Loan Agreement") with Counsel Communications, LLC, a Delaware limited liability company ("Counsel LLC") and a wholly-owned subsidiary of Counsel Corporation, (U.S.) also a Delaware corporation (collectively, "Counsel"). Pursuant to the terms and provisions of the Loan Agreement, Counsel LLC agreed to make periodic loans to I-Link in the aggregate principal amount not to exceed $10,000,000, $3,000,000 of which principal amount was available to I-Link immediately upon the execution of the Loan Agreement. In connection with the Loan Agreement, I-Link executed a Loan Note dated March 1, 2001, in the amount of the principal sum of $10,000,000 (the "Loan Note") at an interest rate of nine

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(9) per cent per annum, which interest rate payments will be calculated on a
360 day basis and compounded quarterly.

         CONVERSION

         The $10,000,000 capital investment by Counsel LLC is structured as a 3-year note convertible, at the option of Counsel LLC, into the shares of common stock of I-Link at a conversion price of $0.56 per common share ("Conversion Price"), representing 105% of the average closing transaction price of I-Link's common shares over the consecutive five day trading period ending February 26, 2001, the date on which I-Link and Counsel LLC executed a binding term sheet. The Conversion Price is subject to adjustment in accordance with the terms and provisions of the Loan Agreement. In the event that at any time after 18 months subsequent to the execution of the Loan Note, I-Link's common shares have closed at a price per share equal to or greater than one dollar ($1) for twenty (20) consecutive trading days, the outstanding debt amount owed by I-Link would be converted automatically into I-Link's common shares. The Conversion Price calculation in the event of an automatic conversion is subject to the same calculation as the one for the optional conversion. The Loan Agreement provides for traditional anti-dilution protection.

         SECURITY INTEREST

         I-Link granted Counsel LLC a first priority security interest in all of I-Link's assets (as well as the assets of its subsidiaries) owned at the time of the execution of the Loan Agreement or acquired subsequent to the execution, including but not limited to I-Link's accounts, general intangibles, inventory, equipment, books and records, and negotiable instruments held by the Company (collectively, the "Collateral").

         EVENTS OF DEFAULT AND ACCELERATION

         In addition to the traditional default provisions set forth in the Loan Agreement, the Loan Agreement provides that I-Link may be deemed in default of its obligations thereunder in the event that: (i) I-Link is in default under any funded indebtedness, including but not limited to indebtedness evidenced by notes or capital leases of I-Link other than the amounts loaned pursuant to the Loan Agreement; (ii) I-Link breaches any material terms of its covenants respecting board representation and corporate governance (discussed below);
(iii) I-Link's business undergoes a material adverse change in Counsel LLC's reasonable opinion; (iv) at the end of any month, cumulative negative cash flow for such month as set forth in the base financial model made available to Counsel LLC, exceeds 120% of the forecasted amount for such month, as revised from time to time to reflect events outside of the ordinary course of business.

         At the option of Counsel LLC, upon the occurrence of any of the foregoing events, the entire amount of the unpaid principal and interest owed to Counsel LLC under the Loan Note may become due and owing.


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         The foregoing is a brief description of the terms of the Senior
Convertible Loan and Security Agreement, the Loan Note and the Security Agreement by and between Counsel LLC and I-Link subsidiaries and by its nature is incomplete. It is subject to more complete descriptions set forth in the Senior Convertible Loan and Security Agreement, the Loan Note, and Security Agreement, respectively, which agreements are attached hereto as Exhibits 4.15,
4.16 and 4.17, respectively.

         I-Link's Commitments Pursuant to the Securities Support Agreement

         In addition to the foregoing agreements, I-Link and Counsel LLC executed a Securities Support Agreement, dated March 1, 2001 (the "Support Agreement") for the purpose of providing certain representations and commitments by I-Link to Counsel LLC. I-Link's commitments to Counsel LLC set forth in the Support Agreement included, INTER ALIA, the following:

         I. BOARD REPRESENTATION

              In accordance with the terms and provisions of the Support Agreement, I-Link agreed to appoint two (2) designees of Counsel, reasonably acceptable to the Company, to the Board of Directors of I-Link. Subsequent to the appointment of such designees, the Board of Directors will consist of six
(6) members. Immediately following the initial funding of the Loan Note, I-Link will solicit the proxies of I-Link's shareholders to elect three (3) additional nominees designated by Counsel, thus increasing the size of the Company's Board of Directors to nine (9) members. Thereafter, I-Link's Compensation and Audit Committees shall each include one Counsel director, respectively. The Support Agreement does not contemplate any change to the current management of I-Link.

         II. CORPORATE GOVERNANCE

         The Support Agreement sets forth several provisions with respect to the corporate governance of the Company. I-Link, may not, without the consent of a majority of the Board of Directors: (i) redeem or repurchase any of its outstanding securities; (ii) adopt or amend any employee stock plan or employee benefit or compensation arrangement; (iii) enter into any transaction with affiliated entities other than on an arm's length basis; (iv) enter into any other line of business other than business substantially similar or related to its existing business; (v) consummate any acquisitions; (vi) dispose of any material assets of the Company; (vii) incur funded indebtedness; or (viii) effect a merger or consolidation or sell substantially all of the Company's assets. The Board of Directors must also approve the Company's: (i) auditors,
(ii) annual operating and capital budget, and (iii) major sales and marketing programs.

         III. CONVERSION

         Subsequent to the execution of the Support Agreement, I-Link agreed to take all necessary steps to allow Counsel to convert the Winter Harbor Parties' equity interests acquired pursuant to the Securities Purchase Agreement discussed in Item 5, OTHER ITEMS,


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below into 61,966,057 shares of I-Link's common stock, which conversion occurred on March 7, 2001.

         IV. REGISTRATION RIGHTS

         Pursuant to the Support Agreement, Counsel was granted demand registration rights with respect to the Company's registration of shares of its common stock issuable upon conversion of the outstanding debt on the Loan Note ("Registrable Securities") having a minimum anticipated aggregate net offering price of $10,000,000. Counsel may also request that its Registrable Securities be included in any other registrations of the Company's common stock subject to the right of the Company, upon advice of its underwriters, to reduce the number of shares that are requested to be registered by Counsel.

         V. INFORMATION RIGHTS

         I-Link agreed to furnish Counsel with any information that it may reasonably request, including but not limited to: (i) monthly financial statements, including a comparison of actual results to budget, in the form customarily prepared; (ii) notification of defaults under material agreements;
(iii) notification of and status reports regarding material litigation; and (iv) copies of all filings made with the Securities and Exchange Commission.

         The foregoing is a brief description of the terms of the Securities Support Agreement and ancillary documents and by its nature is incomplete. It is subject to the more complete description set forth in the Securities Support Agreement, attached hereto as Exhibit 99.2.

Item 5.  Other Events.

         Thomas A. Keenan resigned his position as a Class I Director of the Company on February 21, 2001 by letter to the CEO of the Company. Mr. Keenan served on the Board of Directors as the designee of Winter Harbor. As of the date of this Report, the Board of Directors of the Company consists of no Class I Directors, two Class II Directors (Henry Y.L. Toh, Hal B. Heaton), and two Class III Directors (John W. Edwards, David R. Bradford). On December 15, 2000, Mr. Dror Nahumi resigned as President of the Company and terminated his employment with I-Link effective as of January 8, 2001.

         On March 1, 2001, Counsel LLC entered into a separate agreement with Winter Harbor and First Media, L.P, a limited partnership and the parent company of Winter Harbor (collectively, the "Winter Harbor Parties") (the "Securities Purchase Agreement"). I-Link was not a party to the Securities Purchase Agreement. In accordance with the terms and provisions of the Securities Purchase Agreement, Counsel agreed to purchase from the Winter Harbor Parties all of the debt and equity securities in I-Link, including shares of Series M and Series N preferred stock of I-Link, beneficially owned by the Winter Harbor Parties for an aggregate consideration of $5,000,000. Prior to the closing under the Securities Purchase Agreement, Winter Harbor converted all of its debt in I-Link (aggregating $10,305,072 as of February 28, 2001) into equity securities of I-Link in accordance with the terms of the debt.


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         Subsequent to the conversion of the above-referenced debt by Winter
Harbor and the conversion of all of the Series M and N Preferred Stock owned by Counsel LLC, there will be 95,111,785 shares of Common Stock outstanding.

Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements of business acquired.

                  Not applicable.

         (b)      Pro forma financial information.

                  Not applicable.

         (c)      Exhibits.

                  4.15 Senior Convertible Loan and Security Agreement, dated as of March 1, 2001, by and between Counsel Communications, LLC, a Delaware limited liability company and I-Link Incorporated, a Florida corporation.

                  4.16 Loan Note, dated as of March 1, 2000, by and between Counsel Communications, LLC, and I-Link Incorporated.

                  4.17 Security Agreement, dated as of March 1, 2001, by and between I-Link Communications, Inc., a Utah corporation, MiBridge, Inc., a Utah corporation, and Counsel Communications, LLC, a Delaware limited liability company.

                  99.1 Warrant Exchange Agreement, dated as of March 1, 2001, by and between Winter Harbor, LLC, a Delaware limited liability company, and I-Link Incorporated, a Florida corporation.

                  99.2 Securities Support Agreement, dated as of March 1, 2001, by and between Counsel Communications, LLC, a Delaware limited liability company and I-Link Incorporated, a Florida corporation.

                  99.3 Covenant Not to Sue, dated as of March 1, 2001, by and between Winter Harbor, LLC, a Delaware limited liability company, and I-Link Incorporated, a Florida corporation.

                  99.4 Press Release reporting I-Link's transactions with Counsel LLC and Winter Harbor to the marketplace, issued on March 1, 2001.

                          [THE SIGNATURE PAGE FOLLOWS.]


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                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              I-LINK INCORPORATED



Date:    March 16, 2001       By:      /s/ John W. Edwards
                                       ----------------------------------------
                                       Chief Executive Officer


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